Exhibit 10.19

AMENDMENT TO

AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

THIS AMENDMENT TO THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amendment”) is made and entered into as of this 27TH day of June 2014, by and between Infor (US), Inc., a Delaware corporation and successor in interest to Infor Global Solutions (Michigan), Inc. (the “Company”), and C. James Schaper (“Executive”).

The Company and Executive are party to that certain Amended and Restated Employment Agreement, dated as of December 6, 2010 (the “Agreement”). The Company and Executive desire to amend the Agreement upon the terms set forth herein.

In consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendment to the Preamble of the Agreement. The second sentence of the preamble paragraph of the Agreement is hereby deleted in its entirety and replaced with the following:

The Company is an indirect, wholly-owned Subsidiary of Infor Enterprise Applications, L.P., a Delaware limited partnership (“Parent”).

2. Amendment to Section 4(a) of the Agreement.

Section 4(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

The employment period (the “Employment Period”) will commence on the Commencement Date and will terminate immediately upon the first to occur of: (i) December 6, 2016, (ii) the effective date of Executive’s resignation with or without Good Reason (as defined below); (iii) Executive’s death or Disability (as defined in Internal Revenue Code Section 22(e)(3)); or (iv) the Company’s election to terminate Executive’s employment at any time for Cause (as defined below) or without Cause.

3. References to and Effect on Agreement. Except as expressly modified by SECTIONS 1 and 2 of this Amendment, the Agreement shall continue and remain in full force and effect in accordance with its terms. All references to the Agreement shall hereafter mean the Agreement as amended by this Amendment.

4. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the internal, substantive laws of the State of Georgia, without giving effect to the conflict of laws rules thereof.

5. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purposes.

6. Execution in Counterparts. This Amendment may be executed in counterparts and delivered via facsimile, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

INFOR (US), INC.

By:	/s/ Gregory M. Giangiordano
Name:	Gregory M. Giangiordano
Its:	President

/s/ C. JAMES SCHAPER
C. JAMES SCHAPER